Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 30, 2015 relating to the financial statements and financial statement schedule, which appears in Platform Specialty Products Corporation's Annual Report on Form 10-K for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
April 28, 2015